AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 9,
2001


                          REGISTRATION NO. 333-____________


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                       ____________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933

                       ____________________


              PAYFORVIEW MEDIA HOLDINGS GROUP CORP.
      (Exact Name of Registrant as Specified in Its Charter)


Nevada                                                 91-1976310
(State of Incorporation or Organization)     (Identification No.)


     509 Madison Avenue, 16th Floor, New York, New York 10022

   (Address of Principal Executive Offices, Including Zip Code)
                       ____________________
                          (212) 605-0150
                    Issuer's Telephone Number

                       PAYFORVIEW.COM CORP
      (Former name, former address and former fiscal year,
                  if changed since last report)


               STOCK GRANTS PURSUANT TO RESOLUTIONS
                    OF THE BOARD OF DIRECTORS

                       ____________________


                              CALCULATION OF REGISTRATION FEE

Title of Securities      Amount to be  Proposed Maximum     Proposed Maximum    Amount of
to be Registered         Registered    Offering Price per   Aggregate Offering  Registration
                                       Share (1)            Price               Fee
------------------------------------------------------------------------------------------

Common Stock,               703,032       $0.50            $ 351,516           $ 87.88
par value $0.0001(2)

TOTAL REGISTRATION FEE      703,032       $0.50            $ 351,516           $ 87.88


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the closing price as reported on the Over-the-Counter Bulletin Board as of May 8, 2001.

(2)     Represents shares of Common Stock issued directly to consultants and employees of the Company.  Please refer to the Selling Shareholders section of this document.



                          EXPLANATORY NOTE

     PAYFORVIEW MEDIA HOLDINGS GROUP CORP, formerly Payforview.com, Corp. ("PAYFORVIEW") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities
Act of 1933, as amended (the "1933 Act").



                               PART I

        INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1  PLAN INFORMATION

The shares of common stock, $0.0001 par value per share, of PAYFORVIEW offered hereby (the "Shares") will be sold from time to time by the individuals listed under the Selling Shareholders section of this document (the "Selling Shareholders"). The Selling Shareholders acquired the Shares pursuant to compensatory benefit plans for consulting and employment services that the Selling Shareholders provided to PAYFORVIEW.

The sales may occur in transactions on the NASD over-the-counter market at prevailing market prices or in negotiated transactions.
PAYFORVIEW will not receive proceeds from the sale of any of the Shares. PAYFORVIEW is paying for the expenses incurred in registering the Shares.

The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under this Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

PAYFORVIEW's common stock is currently traded on the OTCBB under the symbol "PMGH".


                                                                                          % of Shares
                    Number of                      Number of Shares                        Owned by
SELLING             Shares Owned                   Registered by       Number of Shares   Shareholder
SHAREHOLDERS        Before Sale                    Prospectus          Owned After Sale   After Sale
-----------------   ------------------           -----------------    ----------------  -------------

Chris Dieterich (1)    100,000                         100,000                  0            0.0

Marc Pitcher (2)       167,614                         136,364             31,250            1.0

Warren Wayne (3)       202,500                         112,500             90,000            3.0

Sid Amira (4)          430,002                         312,502            117,500            3.9

Dan Scott (5)           62,500                          20,833             41,667            1.4

George Mellides (5)     62,500                          20,833             41,667            1.4

   Totals            1,025,116                         703,032            322,084           10.5



  (1) Paid in satisfaction of $25,000 in legal fees accrued through April 30, 2001.

  (2) Paid as signing bonus to extend employment contract for a period of 3 years; pricing based upon
Bloomberg reported closing stock price on March 15, 2001.

  (3) Paid in settlement of past-due sums under an employment contract during 2000, and for Right of
First Offer to exhibit motion pictures produced by recipient over Internet Broadcast on the
PayForView.com or affiliated web sites. Value measured by closing stock price on April 3, 2001.

  (4) Paid in lieu of $193,751 cash bonus payment due pursuant to consulting contract, and $150,000 signing bonus to extend consulting contract by three years.  Value based upon closing stock price on
March 15, 2001.

  (5) Paid as compensation, per employment contract, with only this portion of compensation registerable.

ITEM 2.  Registrant Information and Employee Plan Annual
Information

PAYFORVIEW will send or give the documents containing the information specified in Part 1 of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act"). PAYFORVIEW does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.


                             PART II

       INFORMATION  REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement:

(a)  (i)  The Registrant's Form 10-KSB, filed with the SEC on
          March 28, 2001 for the year ended December 31, 2000.

    (ii)  Form 8-K/A, filed August 8, 2000

   (iii) All other reports and documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable to the shares of common stock being registered
(see Form 10-SB, filed February 17, 2000 and 8-K filed February
22, 2000, for description).


ITEM  5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Dieterich &
Associates.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

The Shares were issued for advisory and legal services rendered. These sales were made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof, covering transactions not involving any public offering or not involving any "offer" or "sale".


ITEM 8. EXHIBITS

 3.1      Articles of Incorporation of the Registrant, as amended
          (incorporated by reference).

 3.2      Bylaws of the Registrant (incorporated by reference).

 5.1      Opinion of Dieterich & Associates, counsel to the
          Registrant, regarding legality of securities being registered.

23.1      Consent of Dieterich & Associates (included in Exhibit
          5.1).

23.2      Consent of Grant Thornton, independent Certified Public
          Accountants.


ITEM 9.     UNDERTAKINGS.

     (a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on May 9, 2001.



                                   PAYFORVIEW CORP

                                   /s/ Marc Pitcher
                              By: Marc Pitcher
                              Its: President and Director

Date: May 9, 2001


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Marc Pitcher              Dated:  May 9, 2001
President and Director

/s/ Rick Marech               Dated:  May 9, 2001
Secretary and Director

/s/ George Mellides           Dated:  May 9, 2001
Chief Financial Officer

/s/ Dan Scott                 Dated:  May 9, 2001
Director

/s/ Scott Schultz             Dated:  May 9, 2001
Director

Exhibit 5.1
                       Document is copied.
                DIETERICH & ASSOCIATES LETTERHEAD


May 9, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

   RE:   PAYFORVIEW MEDIA GROUP HOLDING CORP.

Ladies and Gentlemen:

  This office represents PAYFORVIEW MEDIA GROUP HOLDING CORP, a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the sale of 702,199 shares of the Registrant's Common Stock issued to certain individuals for employment and consulting services (the "Shares").

  In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

  Based upon the foregoing, it is our opinion that the Registered
Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

  We hereby consent to the inclusion of this opinion in the Registration Statement and to the filing of this opinion as
Exhibit 5.1 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.


                                   Very  truly  yours,


                                 /S/ Christopher Dieterich
                                 Dieterich  &  Associates

Exhibit 23.1

     Included within Exhibit 5.1 (Opinion of Counsel)

Exhibit 23.2



        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 9, 2001, accompanying the consolidated financial statements of PAYFORVIEW MEDIA GROUP HOLDING CORP. (formerly Payforview.com Corp.), appearing in the annual report on form 10-KSB, for the year ended December 31, 2000, which is incorporated by reference in this Form S-8 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report.

GRANT THORNTON LLP
New York New York
May 8, 2001